Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this amended Registration Statement on Form S-2 of our report dated March 19, 1999, except for Note 1, Basis of Presentation, as to which the date is September 21, 1999, relating to the financial statements, as restated, of HomeFed Corporation and Subsidiaries and our report dated March 19, 1999 relating to the financial statements of Otay Land Company, LLC, which appear in such amended Registration Statement. We also consent to the reference to us under the heading "Experts" in such amended Registration Statement.



/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah
September 29, 1999